Exhibit 99.2

REDWOOD TRUST

Shareholder Letter

Fourth Quarter 2025

Dear Fellow Shareholders,

The fourth quarter of 2025 capped a year of meaningful progress for Redwood Trust, marked by record Mortgage Banking activity and profitability, improved capital efficiency, and a durable, simplified earnings profile. We delivered positive GAAP earnings on a consolidated basis and generated very strong Earnings Available for Distribution (“EAD”) across our core segments—the metric that best reflects the earnings power of our go-forward business. Record production volumes in the third quarter proved to be no anomaly, as we surpassed those volumes in the fourth quarter, sourcing $7.3 billion of loans across our platforms. We also continued apace with the wind-down of our legacy portfolio and streamlined our cost structure, resulting in lower fixed expenses and an improved outlook for 2026. As we execute on our long-term strategy, we’re excited to continue leveraging Redwood’s seller network and growing foothold across the non-Agency sector to create assets for institutional partners - particularly as home affordability initiatives take center stage ahead of the U.S. midterm elections.

In the fourth quarter, Redwood generated GAAP earnings of $0.13 per share, representing a 7.7% GAAP return on equity, compared to a loss of $(0.08) per share in the third quarter. At our core segments, non-GAAP Earnings Available for Distribution totaled $0.33 per share, or a 24% Core Segments EAD ROE, up from $0.20 per share in the third quarter(1). Our GAAP book value per share was $7.36 at December 31, 2025, up slightly from $7.35 per share at September 30, 2025, after giving effect to our $0.18 per share fourth quarter dividend paid to common shareholders.

For the full year, our three operating platforms—Sequoia, CoreVest, and Aspire—generated $23 billion of lock and funded volume, delivering combined Mortgage Banking non-GAAP EAD returns on capital (“EAD ROC”) of roughly 26% on more than double our 2024 volume(2). At over $14 billion of production activity, the second half of 2025 alone would have represented our second-largest production year ever. Importantly, over 80% of our capital is now allocated to Core Segments, compared to 62% at the end of 2024. With recent policy announcements driving mortgage rates lower – including jumbo rates to their lowest in three years – the long-dormant refinance market is beginning to show signs of life. Coupled with recent new product rollouts across our platforms, the runway to continue profitably growing volume supports significant further capital deployment – both organically and in tandem with a growing cohort of partners through joint ventures and other structures that allow us to durably scale our revenue streams.

Within our corporate capital structure, we repaid our 2025 convertible bond maturity early in the fourth quarter and subsequently raised $100 million of capital through a senior unsecured bond offering. We repurchased an additional $15 million of common stock during the quarter, bringing full year repurchases to $53 million, contributing to a total of $0.13 per share of accretion to book value on the year.

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of February 11, 2026. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”
1.Core Segments EAD ROE is defined as Core Segments EAD divided by average capital attributable to Core Segments. Average capital attributable to Core Segments represents management’s internal estimate of the average economic capital allocated to support the Core Segments' activities. Capital is allocated to Core Segments based on management’s assessment of the capital and liquidity required to support operating assets, investment securities, retained portfolio assets, and corporate financing and other items attributable to the Core Segments.
2.ROC and non-GAAP EAD ROC are non-GAAP financial measures. Mortgage Banking and Segment ROC and non-GAAP EAD ROC consist of mortgage banking and segment GAAP net income (loss) and non-GAAP EAD prior to the allocation of Corporate Segment expenses divided by average mortgage banking or segment capital utilized, which represents management’s internal estimate of the average economic capital allocated to support each segment’s activities.

The continued wind-down of our Legacy Investment portfolio is simplifying the balance sheet and will continue to free up investment capital as we progress with further disposition activity. Asset sales and other accretive financings have enabled the repayment of higher cost secured debt and more efficient utilization of flexible funding sources, including our secured borrowing facility with CPP Investments. We remain focused on further reducing the legacy portfolio in 2026 while prioritizing maximum recovery through both outright sales and partnership structures that recycle capital while preserving upside where we believe it makes economic sense.

Our operating blueprint for 2026 reflects continued alignment with our strategic priorities – including key metrics that we think best illustrate the efficiency of our business model. Recent revenue growth has far outpaced associated changes in expenses, affirming the scalability of our fixed cost base and overall positive operating leverage within the franchise. Year-over-year, combined Mortgage Banking fixed cost per loan declined 45% and revenue to expense load improved 35%, allowing our Mortgage Banking growth to translate directly into earnings. Capital efficiency has also been a key driver of Mortgage Banking returns. Increased capital turnover through sales, securitizations and joint ventures made 2025 our most efficient year ever for working capital usage – which totaled only 2% of total production volume across our platforms. We also continue to hold our back-office overhead to the same discipline—scaling what works, preserving flexibility for growth, and simplifying our path to higher and more durable earnings, with recent initiatives removing over $10 million of go forward overhead in 2026.

Turning to the broader economy, signaling out of Washington is that all things “affordability” – including housing – is a major campaign theme this political cycle. Recent actions by the Administration, such as its $200 billion Agency MBS buying initiative, are intended to make homes more affordable by directly lowering borrowing costs. This announcement initially made an immediate impact on spreads, tightening execution levels and pushing mortgage rates lower. Spreads have since largely stabilized, leaving markets still yearning for a fuller rebirth of the long-dormant mortgage refinance market, which in more accommodative rate environments has represented half or more of our production.

Our expectation for lower jumbo mortgage rates is bolstered by other recent policy signals, including the nomination of a new Federal Reserve Chair – Kevin Warsh – who has stated publicly he favors lowering interest rates while shrinking the Fed’s balance sheet to keep inflation in check. Mortgage rates currently sit meaningfully off their highs, with 30-year fixed rate prime jumbo mortgages hovering just above 6%. At levels modestly below current rates, we estimate between $200 and $300 billion of jumbo mortgages alone would be “in the money” to refinance. Unlike many mortgage originators who manage a substantial quantum of mortgage servicing rights reliant on high levels of customer recapture, for Redwood the prospect of a new refinance wave is entirely good news. Growth in our purchase-money market share over the past several years positions us to capture a significant portion of our seller base’s refinance activity, while any premium we carry on balance sheet is more than offset by expanding origination pipelines and the embedded discount within our retained securities portfolio, providing additional resilience and optionality as prepayment activity increases.

Alongside affordability, institutional participation in housing has also drawn renewed focus, with initiatives underway to limit ownership of single-family homes by large investors. We note that institutional investors continue to own only a small share of the market’s single-family housing stock, and that the vast majority of CoreVest’s own footprint remains focused on smaller and mid-sized housing investors, many of whom may stand to benefit from a suite of mandates that includes a prohibition on GSE financing of institutional homeowners. Against this backdrop, CoreVest continues to evolve and adapt to the market. Having recently been named “Lender of the Year” by IMN for 2025, the platform increased year-on-year funded volumes by 13% - including a nearly 50% increase in small-balance single-family transitional and DSCR loans – and deepened its distribution channels. The loans we originate remain in very high demand by institutional partners, and our team continues to focus on operational efficiency as we scale our most profitable product channels.

Our Aspire “non-QM” business has grown rapidly since its launch a year ago, locking over $3 billion of loans in 2025 and growing its network to over 120 sellers, putting us among the largest correspondent platforms in the space. We are very excited to launch our third branded securitization platform (“SPIRE”) and anticipate issuing Aspire’s inaugural securitization in the first quarter of 2026. Our Aspire business occupies a unique niche in the non-QM sector – namely serving Redwood’s best-in-class existing originator network. In leveraging these relationships, new technologies, and our franchise’s longstanding reputation, we’ve created a durable source of loan supply for Aspire to capitalize on in the years ahead. In the lead up to its first securitization, Aspire has sold over $1 billion of whole loans to various institutional buyers, forming a robust distribution network that we can optimize and expand as volumes grow. Like all our Mortgage Banking operations, high volumes combined with strong distribution helps to turn our capital over faster and significantly enhance ROCs.

Entering the new year, Redwood’s market positioning is meaningfully stronger than in recent years. We now operate with a broader set of third-party capital partners, a more flexible balance sheet, and an infrastructure built to rapidly scale production and distribution as conditions for housing activity improve. With elevated volume prospects in 2026, we are also leveraging AI to sharpen risk management, accelerate capital deployment, enhance customer experience and create operating leverage as volumes scale. Based on the structural changes we have made to the business, we expect performance from our core operating activities to drive consolidated earnings to exceed our common dividend over the course of 2026, enabling greater earnings retention and reinvestment. As our origination platforms continue to scale, this retained capital can be redeployed directly into production and technology, allowing us to organically fund a meaningful portion of our growth. Our objective is to continue to grow earnings and attract accretive sources of capital to realize our mission of making quality housing, whether rented or owned, accessible to all American households – particularly those not well served by government loan programs. We’re looking forward to executing on this vision and delivering strong returns for shareholders in the year ahead.

Christopher J. Abate	Dashiell I. Robinson	Brooke E. Carillo
Chief Executive Officer	President	Chief Financial Officer

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measures section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc., and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “third quarter” refer to the quarter ended September 30, 2025, and references to the “fourth quarter” refer to the quarter ended December 31, 2025, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood's business strategy and strategic focus, statements related to our financial outlook and expectations for 2026 and future years, expectation that earnings will exceed our common dividend over the course of 2026, statements regarding expectations for jumbo refinance volume, statements regarding the timing of Aspire’s inaugural securitization, statements regarding reductions in go-forward overhead costs in 2026, and opportunities for our Sequoia and CoreVest Mortgage Banking businesses. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2026 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.